UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 4, 2006


                          GENTIVA HEALTH SERVICES, INC.
               (Exact Name Of Registrant As Specified In Charter)


         Delaware                  1-15669                   36-4335801
 (State of Incorporation)    (Commission File No.)       (I.R.S. Employer
                                                         Identification No.)

                       3 Huntington Quadrangle, Suite 200S
                          Melville, New York 11747-4627
          (Address of principal executive offices, including zip code)

                                 (631) 501-7000
              (Registrant's telephone number, including area code)

                                 Not applicable
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
             ------------------------------------------

AGREEMENT TO ACQUIRE THE HEALTHFIELD GROUP INC.

On January 4, 2006, Gentiva Health Services, Inc. (the "Company"), entered into an Agreement and Plan of Merger, by and among the Company, Tara Acquisition Sub Corp. ("Merger Sub"), a wholly-owned subsidiary of the Company, The Healthfield Group, Inc. ("Healthfield"), Rodney D. Windley, as representative of certain Securityholders of Heathfield (the "Stockholder Representative") and the Securityholders named therein (the "Merger Agreement"). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Healthfield, with Healthfield surviving as a wholly owned subsidiary of the Company (the "Merger"). The Merger Agreement has been approved by the boards of directors of the Company, Merger Sub and Healthfield and by a majority of the stockholders of Healthfield.

The terms of the Merger Agreement provide for the Company to pay cash and issue shares of its common stock ("Company Common Stock") to Healthfield Securityholders in exchange for all of the outstanding shares, options and warrants of Healthfield, with Healthfield Securityholders receiving an aggregate merger consideration of approximately $274 million. Upon consummation of the Merger, the Company's stockholders will retain approximately 86%, and the former Healthfield securityholders will receive approximately 14%, ownership of the Company, calculated on a fully diluted basis.

The closing of the transaction is subject to the satisfaction of customary closing conditions.

The Merger Agreement is attached to this report as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the text of the Merger Agreement.

Item 3.02    Unregistered Sales of Equity Securities.
             ---------------------------------------

In connection with the Merger, the Company will issue shares of the Company's Common Stock to certain securityholders of Healthfield with an aggregate value of approximately $55 million. The precise number of shares of Company Common Stock to be issued at the closing of the Merger will be determined based on an average trading price for the shares preceding the date of issuance. These shares will be issued in a private placement and without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto. The exemption from registration was based on, among other things, the number of former stockholders of Healthfield and on representations of such persons made to the Company. The Company has agreed to file a registration statement with respect to the resale of such shares of the Company Common Stock and have such registration statement declared effective on or prior to the date which is nine months after the closing of the Merger.


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
Item 7.01    Regulation FD Disclosure.
             ------------------------

On January 5, 2006, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit
99.1 and incorporated by reference herein.

Representatives of the Company will have meetings or discussions from time to time with investors and analysts regarding the proposed transaction. Presentation material will be posted on January 5, 2006, on the Company's web site in the investor relations section under investor presentations (http://www.gentiva.com/investors).


Item 9.01    Financial Statements and Exhibits.
             ---------------------------------

(d) Exhibits.

2.1 Agreement and Plan of Merger, dated as of January 4, 2006, by and among Genitva Health Services, Inc., Tara Acquisition Sub Corp., The Healthfield Group, Inc., Rodney D. Windley as representative of certain Securityholders of The Healthfield Group, Inc., and Securityholders named therein.*

99.1      Press release, dated January 5, 2006

* The Company agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the SEC upon request.






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
                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENTIVA HEALTH SERVICES, INC.

Date: January 5, 2006                /s/ John R. Potapchuk
                                     -------------------------------------------
                                     John R. Potapchuk
                                     Senior Vice President and Chief Financial
                                     Officer










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
                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

  2.1 Agreement and Plan of Merger, dated as of January 4, 2006, by and among Gentiva Health Services, Inc., Tara Acquisition Sub Corp., The Healthfield Group, Inc., Rodney D. Windley as representative of certain Securityholders of The Healthfield Group, Inc., and Securityholders named therein.*

  99.1              Press release, dated January 5, 2006

* The Company agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the SEC upon request.










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